Exhibit 10.2

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this              day of             , 2016 by and among CNL Securities Corp., a Florida corporation (the “Dealer Manager”), CNL Healthcare Properties II, Inc., a Maryland corporation (the “Company”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Company proposes to offer and sell shares of Class A, Class T and Class I common stock (the “Shares”), on a best-efforts basis, for at least $2.0 million and up to $1.75 billion of gross offering proceeds (excluding the shares of its Class A, Class T and Class I common stock to be offered and sold pursuant to the Company’s dividend reinvestment plan), at an initial purchase price of up to $11.08 per Class A share, $10.50 per Class T share and $10.00 per Class I share (the “Offering”) to investors pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-206017), as amended from time to time (the “Offering Document”).

WHEREAS, the Dealer Manager will be engaged by the Company to offer and sell the Shares on a best efforts basis through a network of participating broker-dealers and registered investment advisors (the “Dealers”).

WHEREAS, the Company has agreed that the subscription price paid by subscribers for shares will be refunded to such subscribers if at least $2.0 million of gross offering proceeds, including proceeds from persons who are affiliated with the Company, its sponsors or CHP II Advisors, LLC (the “Advisor”) and excluding proceeds from Pennsylvania Subscribers and Washington Subscribers (each as defined below) (such amount, the “Minimum Offering”) has not been raised within one year from the date the Offering Document becomes effective with the Securities and Exchange Commission (the “Closing Date”).

WHEREAS, the Dealer Manager and the Company desire to establish an escrow account (the “Escrow Account”) as further described herein, in which funds received from subscribers will, except as otherwise specified herein, be deposited and the Company desires that the Escrow Agent act as escrow agent to the Escrow Account and Escrow Agent is willing to act in such capacity.

WHEREAS, deposits received from residents of the State of Pennsylvania (“Pennsylvania Subscribers”) and deposits received from residents of the State of Washington (“Washington Subscribers”) will remain in the Escrow Account until the conditions of Sections 3 and 4, respectively, have been met.

WHEREAS, the Escrow Agent has engaged DST Systems, Inc. (the “Processing Agent”), to examine for “good order” subscriptions and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account. In so acting, the Processing Agent shall be acting solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager.

WHEREAS, in order to subscribe for Shares during the Escrow Period (as defined below), a subscriber must deliver the full amount of the purchase price for the Shares: (i) by check made payable to the order of “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II” in U.S. dollars; or (ii) by draft or wire transfer of immediately available funds in U.S. dollars, made payable as provided in Section 12(b) (collectively, the “Payment Instruments”).

AGREEMENT

NOW, THEREFORE, the Dealer Manager, the Company and Escrow Agent agree to the terms of this Agreement as follows:

1. Establishment of Escrow Account; Escrow Period. On or prior to the commencement of the offering of Shares pursuant to the Offering Document, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for CNL Healthcare Properties II, Inc.” This Agreement shall be effective on the date on which the Offering Document becomes effective. Except as otherwise set forth herein for, Pennsylvania Subscribers and Washington Subscribers, the “Escrow Period” shall commence upon the effectiveness of this Agreement and shall continue until the earlier of: (a) the date upon which the Escrow Agent receives confirmation from the Company and the Dealer Manager that the Company has raised the Minimum Offering and that the Company desires to break escrow; (b) the Closing Date; or (c) the termination of the Offering by the Company prior to the receipt of the Minimum Offering.

2. Operation of the Escrow.

(a) Deposits in the Escrow Account. During the Escrow Period, persons subscribing to purchase Shares will be instructed by the Company, the Dealer Manager and the Dealers to make Payment Instruments for subscriptions payable to the order of “UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II, Inc.” or any variation thereof permitting deposit in the Escrow Account if accompanied by a corresponding subscription agreement. Completed subscription agreements and checks in payment for the purchase price for the Shares shall be remitted by the broker dealers or registered investment advisors, as applicable, on behalf of persons subscribing to purchase shares directly to the Processing Agent at the address designated for the receipt of such agreements and funds; and drafts or wires shall be transmitted directly to the Escrow Account. The Processing Agent will promptly deliver all monies received in good order from subscribers (or from the Dealer Manager or other Dealers transmitting monies and subscriptions from subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account no later than the end of the business day on which such monies are received by the Processing Agent. Completed subscription agreements and checks shall be delivered by the Dealer to the Processing Agent no later than the close of business on the first business day following their receipt by the Dealer; provided, however, if the Dealer receives subscription agreements and checks at a branch office and final supervisory review is conducted at a different location (the “Final Review Office”), then the branch office shall transmit the subscription agreements and checks to the Final Review Office by the close of business on the first business day following their receipt by the branch office and the Final Review Office shall review the subscription agreements and check to ensure their proper execution and form and, if they are acceptable, deliver the subscription agreements and the funds to the Processing Agent by the close of business on the first business day after their receipt by the Final Review Office. The Escrow Agent hereby agrees to maintain the funds contributed by Pennsylvania Subscribers and Washington Subscribers in a manner in which they may be separately accounted for by the records of the Processing Agent so that the requirements of Sections 3 and 4 of this Agreement can be met. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Section 2. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Payment Instruments are returned to the Escrow Agent for nonpayment prior to receipt of the Break Escrow Affidavit (as described below), the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable in the amount of such returned payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. Within 30 days from the date of receipt of each subscription, the Company will determine whether or not the subscription is to be accepted or rejected in whole or in part. Within 10 business days of receipt by the Escrow Agent of written notice from the Company, or as soon thereafter as practicable, that a subscription has been rejected, the Escrow Agent shall transfer by check the funds and all interest, if any, earned thereon, of any subscribers whose subscription has been rejected since the commencement of the Offering. The Escrow Agent agrees to cause the Processing Agent to maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address; (ii) the subscriber’s social security number; (iii) the number of Shares purchased by such subscriber; and (iv) the amount paid by such subscriber for such Shares. During the Escrow Period neither the Company nor the Dealer Manager will be entitled to any principal funds received into the Escrow Account.

(b) Distribution of the Escrowed Funds. If at any time on or prior to the Closing Date, the Minimum Offering has been raised, then upon the happening of such event, the funds in the Escrow Account shall remain in the Escrow Account until the Escrow Agent receives written direction provided by the Company instructing the Escrow Agent to deliver the principal amount of such escrowed funds as the Company shall direct (other than any funds received from Pennsylvania Subscribers and Washington Subscribers which cannot be released until the conditions of Sections 3 and 4, respectively, have been met); provided, however, that the Escrow Agent shall not disburse the funds of a subscriber, the subscription of which has been rejected or rescinded, if the Escrow Agent has been notified by the Company of such rejection or rescission. An letter from an officer of the Company to the Escrow Agent and Processing Agent stating that at least the Minimum Offering has been timely raised, shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Break Escrow Letter”). The Break Escrow Letter shall indicate: (i) the date on which the Minimum Offering was raised; and (ii) the actual total number of Shares sold as of such date. The current form of the Break Escrow Letter is attached hereto as Exhibit B. Thereafter, the Escrow Agent shall distribute directly to the Company any interest earned on subscriber’s subscription payments while such payments were held in the Escrow Account. The Company hereby directs the Escrow Agent to provide the Processing Agent with all electronic files and information needed by the Processing Agent to maintain ownership records for the Company’s shares.

(c) Return of Escrowed Funds. If the Escrow Agent has not received a Break Escrow Letter on or prior to the Closing Date, the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the principal amount of the funds in the Escrow Account, together with any interest thereon, without deduction for fees, penalties or expenses, to the respective subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the funds. The subscription payments returned to each subscriber (including those, if any, returned to Pennsylvania Subscribers and Washington Subscribers pursuant to Sections 3 and 4, respectively) shall be free and clear of any and all claims of the Company or any of its creditors.

3. Distribution of the Funds from Pennsylvania Subscribers.

(a) Notwithstanding anything to the contrary herein, disbursements of funds contributed by Pennsylvania Subscribers may only be distributed in compliance with the provisions of this Section 3. Notwithstanding the disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from Pennsylvania Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that gross offering proceeds (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account for Pennsylvania Subscribers) equal or exceed $87,500,000, whereupon the Escrow Agent shall: (i) disburse to the Company, at the Company’s request, the principal amount of the funds from the Pennsylvania Subscribers received by the Escrow Agent for accepted subscriptions; and (ii) disburse directly to the Company any interest earned on Pennsylvania Subscribers’ subscription payments while such payments were held in the Escrow Account. However, the Escrow Agent shall not disburse to the Company those funds of a subscriber, the subscription of which has been rejected or rescinded, if the Escrow Agent has been notified by the Company of such rejection or rescission.

(b) If the Company has not received gross offering proceeds of at least $87,500,000 within 120 days of the date the Company first receives a subscription from a Pennsylvania Subscriber (the “Initial Escrow Period”), the Company, within 10 days of the end of the Initial Escrow Period, shall notify each Pennsylvania Subscriber by certified mail or any other means (whereby receipt of delivery is obtained) of the right of Pennsylvania Subscribers to have their investment returned to them. If, pursuant to such notice, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund, directly to each Pennsylvania Subscriber, the funds deposited in the Escrow Account on behalf of the Pennsylvania Subscriber, and shall disburse directly to the Company any interest earned on each such Pennsylvania Subscribers’ subscription payments while such payments were held in the Escrow Account.

(c) The funds of Pennsylvania Subscribers who do not request the return of their funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in Section 3(b) above with respect to the Initial Escrow Period for each Successive Escrow Period, except that for each Successive Escrow Period, if a Pennsylvania Subscriber requests the return of his or her subscription funds within the Request Period, the Escrow Agent shall promptly refund, directly to such Pennsylvania Subscriber, the funds deposited in the Escrow Account on behalf of the Pennsylvania Subscriber together with their pro rata share of any interest earned thereon commencing with the first day after the Initial Escrow Period. The Company and Escrow Agent shall follow this procedure until the occurrence of the earliest of: (i) the termination of the Offering by the Company prior to the receipt of at least $87,500,000 of gross offering proceeds; (ii) the receipt and acceptance by the Company of gross offering proceeds that equal or exceed $87,500,000 and the disbursement of the funds held in the Escrow Account on the terms specified in this Section 3; or (iii) all funds held in the Escrow Account that were contributed by Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

(d) If the Company has not received gross offering proceeds of at least $87,500,000 prior to the termination of the Offering, all funds in the Escrow Account that were contributed by Pennsylvania Subscribers will be promptly returned in full to such Pennsylvania Subscribers, together with their pro rata share of any interest earned thereon pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely.

4. Distribution of the Funds from Washington Subscribers.

(a) Notwithstanding anything to the contrary herein, disbursements of funds contributed by Washington Subscribers may only be distributed in compliance with the provisions of this Section 4. Notwithstanding the disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from the Washington Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that gross offering proceeds (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account for Washington Subscribers) equal or exceed $20,000,000, whereupon the Escrow Agent shall: (i) disburse to the Company, at the Company’s request, the principal amount of the funds from the Washington Subscribers received by the Escrow Agent for accepted subscriptions; and (ii) disburse directly to the Company any interest earned on such subscription payments while such payments were held in the Escrow Account. However, the Escrow Agent shall not disburse those funds of a subscriber, the subscription of which has been rejected or rescinded, if the Escrow Agent has been notified by the Company of such rejection or rescission.

(b) If the Company has not received gross offering proceeds of at least $20,000,000 prior to the termination of the Offering, all funds in the Escrow Account that were contributed by Washington Subscribers will be promptly returned in full to such Washington Subscribers, together with their pro rata share of any interest earned thereon pursuant to instructions made by the Company upon which the Escrow Agent may conclusively rely.

5. Escrowed Funds.

(a) Upon receipt of funds from subscribers to the Offering, the Escrow Agent shall hold such funds in escrow pursuant to the terms of this Agreement. All such funds held in the Escrow Account shall be invested and reinvested in bank accounts or bank money market accounts permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, at the direction of the Company. All funds in the Escrow Account shall at all times be placed in interest-bearing accounts.

(b) The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

(c) Income, if any, resulting from the investment of the funds received from subscribers to the Offering shall be distributed according to this Agreement.

(d) The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance of the Escrow Account and the activity in the account since the last report.

6. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent and Processing Agent shall keep strictly confidential all information sent to it unless such material is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order, decree or subpoena, or request by a regulatory organization having authority pursuant to the law.

7. Liability of the Escrow Agent and the Processing Agent; Indemnification.

(a) In performing any of their respective duties under this Agreement, or upon the claimed failure to perform their respective duties hereunder, the Escrow Agent and the Processing Agent shall not be liable to anyone for any damages, losses, or expenses that either may incur as a result of either so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages, losses, and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements that may be incurred by the Company arising out of its or the Processing Agent’s negligence, willful default or misconduct under this Agreement. Accordingly, neither the Processing Agent nor the Escrow Agent shall incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel that is given with respect to any questions relating to their duties and responsibilities hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Processing Agent and/or the Escrow Agent shall believe such document to be genuine.

(b) The Company hereby agrees to indemnify and hold harmless the Escrow Agent and the Processing Agent (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements, that may be incurred by either of them resulting from any act or omission of the Company; provided, however, that the Company shall not indemnify either Indemnitee for any such losses, claims, damages, or expenses arising out of such Indemnitee’s negligence, willful default or misconduct.

(c) If any dispute ensues between or among the parties hereto that, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction, all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal proceedings may be brought in any such court as the Escrow Agent shall determine has jurisdiction. The Company shall indemnify the Escrow Agent or Processing Agent against their reasonable court costs and attorneys’ fees incurred in filing such legal proceedings.

8. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A. Additionally, Escrow Agent is entitled to reasonable fees for extraordinary services and reimbursement of any reasonable out of pocket and extraordinary costs and expenses related to its obligations as Escrow Agent under this Agreement, including, but not limited to, reasonable attorneys’ fees. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Company.

9. Security Interests. No party to this Escrow Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Escrow Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.

10. Dispute. In the event of any disagreement between the undersigned or the person or persons named in instructions given pursuant to this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) the rights of the adverse claimants shall have been fully and finally adjudicated in a court of competent jurisdiction over the parties and money, papers and property involved herein or affected hereby; or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.

11. Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 60 days before the date specified for such resignation or removal to take effect; upon the effective date of such resignation or removal:

(a) all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate; or

(b) if no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; and

(c) further, if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent; further the Escrow Agent may pay into such court all monies and property deposited with Escrow Agent under this Agreement.

12. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) mailed by registered or certified mail, with return receipt requested, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(a) If to Company:	CNL Healthcare Properties II, Inc.
450 South Orange Avenue
Orlando, FL 32801
Telephone: (407) 650-1000
Facsimile: [________]

Company Wire Instructions:
To be provided by the Company

(b) If to the Escrow Agent:	UMB Bank, N.A.
1010 Grand Blvd., 4th Floor
Mail Stop: 1020409
Kansas City, Missouri 64106
Attention: [_________],
Corporate Trust
Telephone: [________]
Facsimile: [________]

Escrow Agent Wiring Instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: To be provided by UMB Bank, N.A.
Account Name: UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II

Checks Payable Information:
UMB Bank, N.A., Escrow Agent for CNL Healthcare Properties II
Attention: [________], Corporate Trust 1010 Grand Boulevard, 4th Floor M/S 1020409 Kansas City, Missouri 64106

(c) If to Dealer Manager:	CNL Securities Corp.
450 South Orange Avenue
Orlando, FL 32801
Attention: [________]
Telephone: [________]
Facsimile: [________]

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law.

14. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

15. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.

16. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

18. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

19. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

20. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Escrow Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each Payment Instrument and shall inform the Company if a Payment Instrument fails the OFAC search.

21. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

22. Third Party Beneficiaries. The Processing Agent shall be a third party beneficiary under this Agreement, entitled to enforce any rights, duties or obligations owed to it under this Agreement notwithstanding the terms of any other agreements between the Processing Agent and any Party hereto.

23. Termination of the Escrow Agreement. This Agreement, except for Sections 9 and 11 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either: (a) to the Company or to subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account; or (b) to a successor escrow agent upon written instructions from the Company.

24. Relationship of Parties. The Dealer Manager and the Company are unaffiliated with the Escrow Agent, and this Agreement does not create any partnership or joint venture among either the Dealer Manager or the Company and the Escrow Agent.

25. Data Security. The Company, the Managing Dealer and the Escrow Agent each agree to have in place and adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws. The Escrow Agent will promptly notify the Company of any breaches of security or loss of confidential customer information in respect of investors in the Company.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove.

DEALER MANAGER:

CNL SECURITIES CORP.

By:
Name:
Title:

COMPANY:

CNL HEALTHCARE PROPERTIES II, INC.

By:
Name:
Title:

ESCROW AGENT:

UMB BANK, N.A.

By:
Name:
Title:

EXHIBIT A

ESCROW FEES AND EXPENSES

Acceptance Fee
Review escrow agreement and establish account	$	[____	]
DST Agency Engagement	$	[____	]
Annual Fee
Annual Escrow Agent	$	[____	]
Transaction Fees
(a) Per outgoing wire transfer	$	[____	]
(b) IRS Tax Reporting per Form 1099 (Int., B or Misc.)	$	[____	]
(c) Per Overnight Delivery/Mailing	$	[____	]
(d) Web Exchange Access per month	$	[____	]
(e) Daily Recon File to Transfer Agent per Business Day	$	[____	]

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. Acceptance fee and first year Annual Escrow Agent fee will be payable at the initiation of the escrow. Thereafter, the Annual Escrow Agent fee will be billed in advance and transaction fees will be billed in arrears. Other fees and expenses will be billed as incurred.

EXHIBIT B

                    , 201_

UMB Bank, N.A.                                                  .

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

Attention: [            ]

Re:	CNL Healthcare Properties II, Inc. (the “Company”)

Break Escrow Date:                     , 201_

Dear Ladies and Gentlemen:

The undersigned signatory hereby certifies to you the following, pursuant to the Escrow Agreement among the Company and Escrow Agent and Managing Dealer as therein defined dated as of [                    ], 201_ (the “Escrow Agreement”):

1. I am the Chief Financial Officer of the Company;

2. At least $[            ] million in shares of common stock (the “Shares”) of the Company were subscribed for as of                     , 201   (the “Break Escrow Date”), and $             represents the amount Good Order Funds. The investors who submitted subscriptions that were accepted on or before the Break Escrow Date should be admitted as shareholders of the Company as of the Break Escrow Date. Thereafter, investors should be admitted as shareholders at such time as their funds are released from the Escrow Account upon written authorization received by the Escrow Agent from the Issuer. The Company also instructs the Escrow Agent that as of the Break Escrow Date, the Escrow Account shall not be an interest-bearing account.

Please contact the undersigned should you have any questions at (407)             .

Very truly yours,

By:

Chief Financial Officer